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                                                                    EXHIBIT 10.2

                        WALLACE COMPUTER SERVICES, INC.
                          EXECUTIVE SEVERANCE PAY PLAN
                                AMENDMENT NO. 3


          WHEREAS, Wallace Computer Services, Inc., a Delaware corporation (the "Company"), has heretofore adopted and maintains a severance pay plan for the benefit of certain of its executive employees designated the "Wallace Computer Services, Inc. Executive Severance Pay Plan" (the "Plan");

          WHEREAS, the Company desires to amend the Plan in certain respects;

          WHEREAS, Subsection 6.1 of the Plan permits the Company to amend the Plan, subject to a limitation set forth in Subsection 6.2 of the Plan which prohibits the amendment of the Plan on or after the occurrence of a "Material Change" (as defined in the Plan) if such amendment is adverse to the interests of Plan participants and their beneficiaries; and

          WHEREAS, a Material Change has not occurred as of the date of the adoption of this amendment;

          NOW, THEREFORE, pursuant to the power of amendment contained in Subsection 6.1 of the Plan, Subsection 1.2 of the Plan is amended by appending the following sentence:

          The term "subsidiary" shall also include any limited liability company in which Wallace owns directly or indirectly, through an unbroken chain, an interest sufficient to elect a majority of the managers of that limited liability company.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 8th day of December, 1999.


                                           WALLACE COMPUTER SERVICES, INC.

                                           By: _______________________________
                                               President

ATTEST:

----------------------------
Secretary